Exhibit 99.1

Exactus Inc. Acquires Green Goddess - Launches CBD Brands and Acquires Manufacturing Capabilities
 Acquisition Will Provide Exactus with Existing Revenues, Established Online Presence and Expanded Reach into Convenience Stores, Vape Shops, and Gas Stations

DELRAY BEACH, FL / August 2, 2019 / Exactus Inc. (OTCQB: EXDI) – (the “Company”), a healthcare company pursuing opportunities in hemp derived cannabidiol (CBD) products, today announced the acquisition of Green Goddess Extracts, a highly regarded Florida contract manufacturer and formulator of hemp and vape products. Green Goddess manufactures and distributes a premium line of high-quality hemp products sold through distributors and online.

Green Goddess Extracts was established 2017 in order to target CBD products to mass markets through distribution channels including convenience stores, vape shops, gas stations, and tobacco retail storefronts. Green Goddess has been successfully distributing its products through these channels and online at www.greengoddessextracts.com.

The acquisition immediately provide Exactus a full complement of local manufacturing and production capabilities including proprietary formulations and flavors, clean room, warehousing, distribution and online sales, all of which will be used by the Company to expand its own existing and upcoming product lines. In addition, Alex Del La Espriella, founder and CEO of Green Goddess, has joined the Company as Vice President Product Development.

The Green Goddess product line includes premium hemp flower, pre-rolled hemp flower, topicals, tinctures, and concentrates which Exactus plans to leverage to create a transparent, trustworthy brand that is built off of a quality controlled supply chain that ensures industry leading standards. These products will be showcased at the Company’s brand launch to be held August 2nd at the USA CBD Expo at the Miami Beach Convention Center in Miami, Florida.

Alex De La Espriella, CEO and Founder of Green Goddess says “Green Goddess will utilize the ingredients to produce premium finished products from Exactus, which is becoming known for its full accountability from farm to ingredient to finished product. These are the quality controls that every company in the industry is searching for and we expect to become standard requirements in future regulations. I look forward to building this brand into an internationally known company that takes the proper approach to sourcing the finest ingredients.”

Emiliano Aloi, President of Exactus says “Green Goddess was an easy decision when evaluating the right company to partner with. Their proprietary formulations along with the product line they offer provide the Exactus the right distribution channels to expand our footprint. In anticipation of a successful harvest, the company continues to evaluate additional distribution channels that we anticipate completing within the next few months.”

To learn more about Exactus, Inc., visit the website at www.exactusinc.com.

About Exactus:
Exactus Inc. is a company advocated to reintegrating the hemp supply chain into the world’s mainstream commercial markets, including the farming, development and distribution of hemp-derived Cannabidiol products, which is more commonly referred to as CBD, and is one of the non-psychoactive Cannabinoids found in the plant.  Industrial hemp is a type of Cannabis plant containing less than 0.3% THC (tetrahydrocannabinol), which is the psychoactive component of the Cannabis plant.  Industrial hemp is cultivated for the plant’s seed, fiber, and extracts. After 40 years of prohibition, the Agricultural Improvement Act of 2018, known as the 2018 Farm Bill, legalized hemp on the federal level as an agricultural crop. Hemp production will be regulated by the United States Department of Agriculture (USDA) and the states. As a result, Hemp has generally been removed from the Controlled Substances Act (CSA) and the Drug Enforcement Administration (DEA). A potential risk of growing hemp in the United States is that the entire crop must be destroyed if it tests at a THC percentage greater than 0.3%.

For more information about Exactus: www.exactusinc.com.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019 and under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on January 14, 2019, and in other periodic and current reports we file with the SEC.  If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward-Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact:

Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com